PRESS RELEASE

FOR IMMEDIATE RELEASE:	CONTACT:

CompX International Inc.	David A. Bowers
5430 LBJ Freeway, Suite 1700	President & CEO
Dallas, Texas 75240	Tel. 864-286-1122

COMPX REPORTS THIRD QUARTER 2009 RESULTS

DALLAS, TEXAS …October 29, 2009 … CompX International Inc. (NYSE: CIX) announced today sales of $29.4 million for the third quarter of 2009 compared to $43.9 million in the same period of 2008.  For the nine months ended September 30, 2009, sales were $87.1 million compared to $128.1 million in the previous year.  CompX reported an operating loss of $200,000 in the third quarter of 2009 compared to an operating loss of $4.9 million in the same period in 2008, and reported an operating loss of $2.0 million for the nine months ended September 30, 2009 compared to income of $3.1 million for 2008.  The 2008 operating results include a non-cash goodwill impairment charge of $9.9 million in the third quarter, as discussed below.  The 2009 operating results for the third quarter include charges relating to litigation expenses of $1.5 million.  The 2009 operating loss for the nine month period includes aggregate charges relating to litigation expenses and a valuation adjustment for assets held for sale of $3.2 million.

Net income for the third quarter of 2009 was $500,000, or $0.04 per share, compared to a net loss of $7.5 million, or $0.61 per share, for the same period of 2008.  Net loss for the nine months ended September 30, 2009 was $1.7 million, or $0.13 per diluted share, compared to a net loss of $3.8 million, or $0.31 per diluted share, in 2008.  The third quarter and nine month periods ended September 30, 2008 include the non-cash goodwill impairment charge of $9.9 million, or $0.80 per share, relating to the Marine Components segment.  Excluding the goodwill impairment charge, 2008 operating income would have been $4.9 million for the quarter and $12.9 million for the nine month period.

Net sales decreased principally due to lower order rates from our customers across all business segments as a result of general unfavorable economic conditions in North America.  Excluding the impact of the 2008 goodwill impairment charge, the decreases in operating income are primarily due to the negative effects of the lower order rates, reduced coverage of overhead and fixed manufacturing costs from the resulting under-utilization of production capacity, higher legal expense associated with certain patent related litigation and the assets held for sale charge in the second quarter of 2009, partially offset by the positive effects of cost reductions implemented in response to the lower order rates and the favorable impact of relative changes in foreign currency exchange rates.

“Although our third quarter 2009 sales were below 2008 levels, they were consistent with the first two quarters of 2009, indicating that demand may have stabilized,” commented David A. Bowers, President & CEO.  “We continue to manage our businesses as efficiently as possible at the lower sales levels by strengthening our relationships with current and prospective customers through the development and introduction of new products, continuously evaluating the cost structure for additional efficiency opportunities and aggressively managing working capital as evidenced by generating year-to-date cash flow from operations at a similar level as 2008 despite the lower sales.”

CompX is a leading manufacturer of security products, furniture components and performance marine components.  It operates from six locations in the U.S., Canada and Taiwan and employs approximately 1,000 people.

Forward-Looking Statements
Statements in this release relating to matters that are not historical facts are forward-looking statements based upon management’s belief and assumptions using currently available information.  Although CompX believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct.  Such statements, by their nature, involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements.  While it is not possible to identify all factors, CompX continues to face many risks and uncertainties.  Among the factors that could cause actual future results to differ materially include, but are not limited to, general economic and political conditions, changes in raw material and other operating costs, demand for office furniture, service industry employment levels, competitive products and prices, fluctuations in currency exchange rates, the introduction of trade barriers, potential difficulties in integrating completed acquisitions, the ability to sustain or increase operating income improvement resulting from cost control initiatives, uncertainties associated with the development of new product features and other risks and uncertainties detailed in CompX’s Securities and Exchange Commission filings.  Should one or more of these risks materialize or if the consequences worsen, or if the underlying assumptions prove incorrect, actual results could differ materially from those currently forecasted or expected.  CompX disclaims any intention or obligation to publicly update or revise such statements whether as a result of new information, future events or otherwise.

Explanation of CompX’s Use of Non-GAAP Financial Measures
In addition to results presented in accordance with GAAP, this news release includes non-GAAP financial measures relating to excluding the 2008 goodwill impairment charge from GAAP operating income.  CompX believes this non-GAAP financial measure provides information useful to investors in understanding the underlying operational performance of the company, its business and performance trends. Specifically, the Company believes the exclusion of goodwill impairment permits evaluation and a comparison of results for on-going business operations, and it is on this basis that CompX’s management internally assesses the company's performance. The goodwill impairment is excluded from CompX’s segment measures used internally to evaluate segment performance in accordance with GAAP because management does not consider the impairment particularly relevant or useful in evaluating the operating performance of our business segments.  Although CompX believes the above non-GAAP financial measure enhances investors' understanding of its business and performance, this non-GAAP financial measure should not be considered an alternative to GAAP basis financial measures.

Reconciliation of GAAP to non-GAAP financial measures:

	Operating income (loss)
	Including the effect of the goodwill impairment charge	Goodwill impairment charge	Excluding the effect of the goodwill impairment charge
	(GAAP)		(Non-GAAP)
	(Dollars in thousands)
Three months ended September 30, 2008:
Operating income (loss)	$(4,941)	$9,881	$4,940

Nine months ended September 30, 2008:
Operating income	$3,055	$9,881	$12,936

COMPX INTERNATIONAL INC.
SUMMARY OF CONSOLIDATED OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2009	2008	2009

Net sales	$43.9	$29.4	$128.1	$87.1
Cost of goods sold	32.7	22.4	96.0	69.1
Gross margin	11.2	7.0	32.1	18.0
Selling, general and administrative expense	6.3	6.9	19.2	19.0
Goodwill impairment	9.9	-	9.9	-
Assets held for sale write-down	-	-	-	0.7
Other operating income (expense), net	0.1	(0.3)	0.1	(0.3)
Operating income (loss)	(4.9)	(0.2)	3.1	(2.0)
Interest expense	(0.5)	(0.2)	(1.8)	(0.9)
Other non-operating income, net	-	-	0.2	-
Income (loss) before income taxes	(5.4)	(0.4)	1.5	(2.9)
Provision (benefit) for income taxes	2.1	(0.9)	5.3	(1.2)
Net income (loss)	$(7.5)	$0.5	$(3.8)	$(1.7)

Net income (loss) per diluted common share	$(0.61)	$0.04	$(0.31)	$(0.13)

Weighted average diluted common shares outstanding	12.4	12.4	12.4	12.4

COMPX INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,	September 30,
	2008	2009
Assets		(Unaudited)

Current assets:
Cash and equivalents	$14.4	$18.2
Accounts receivable, net	16.8	14.0
Inventories, net	22.7	17.3
Deferred income taxes and other	4.7	5.2
Note receivable	0.9	-
Total current assets	59.5	54.7

Intangibles	32.9	32.5
Net property and equipment	67.4	64.8
Assets held for sale	3.5	2.8
Other assets	0.1	0.9

Total assets	$163.4	$155.7

Liabilities and Stockholders’ Equity

Current liabilities:
Current maturities of note payable to affiliate	$1.0	$-
Accounts payable and accrued liabilities	14.3	13.4
Interest payable to affiliate	0.5	0.2
Income taxes	1.2	0.2
Total current liabilities	17.0	13.8

Note payable to affiliate	42.0	42.2
Deferred income taxes and other	13.1	13.1
Stockholders’ equity	91.3	86.6

Total liabilities and stockholders’ equity	$163.4	$155.7